Form N-SAR, Sub-Item 77D
Policies with respect to security investments


Nuveen Gresham Diversified Commodity Strategy Fund
Nuveen Gresham Long/Short Commodity Strategy Fund
Each a series of Nuveen Investment Trust V

811-01979



On December 1, 2015, the Funds Prospectus was supplemented to reflect a series of policy and internal guideline changes.
A copy of the Prospectus is contained in the Form 497 filing on December 1, 2015, accession number 0001193125-15-391257 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.